                              FIRST AMENDMENT

     FIRST AMENDMENT dated as of August 4, 1995 (the "Amendment") among CCC INFORMATION SERVICES INC., a Delaware corporation (the "Borrower"), INFORVEST CORPORATION, a Delaware corporation ("InfoVest"), the financial institutions party hereto as lenders (each such institution, together with any assignees thereof, collectively, a "Lender", and such institutions, together with any assignees thereof, collectively, the "Lenders"), CANADIAN IMPERIAL BANK OF COMMERCE, as agent for the Lenders (together with its successors in such capacity, the "Agent"), and CANADIAN IMPERIAL BANK OF COMMERCE, as collateral agent (together with its successors in such capacity, the "Collateral Agent").

                                 WITNESSETH:

     WHEREAS, the Borrower, CCC Development Company ("CCCDC"), the Lenders and the Agent are party to that certain Loan Agreement dated as of April 29, 1994 (the "Agreement"); and

     WHEREAS, all of the assets and liabilities of CCCDC were transferred to the Borrower and CCCDC was dissolved by operation of law; and

     WHEREAS, the Borrower, the Agent and the collateral Agent are party to that certain CCC Information Services Inc. Security Agreement dated as of April 29, 1994 (the "Security Agreement"); and

     WHEREAS, InfoVest has made that certain Guaranty dated as of April 29, 1994 (the "Guaranty") in favor of the Lenders and the Agent; and

     WHEREAS, the parties hereto desire to amend the Agreement, the Security Agreement and the Guaranty in the manner and on the terms and conditions set forth herein;

     NOW, THEREFORE, in consideration of the premises and of the mutual covenants herein contained, the parties hereto agree as follows:

                              I. DEFINITIONS

         "Amendment Effective Date" means, upon the satisfaction of the conditions precedent set forth in Article VI, April 29, 1995.

     Unless otherwise defined herein, capitalized terms used herein shall have the meanings assigned to them in the Agreement.

                        II. AMENDMENTS TO THE AGREEMENTS

     1. AMENDMENT TO THE RECITALS. The introduction to the Agreement is hereby amended to read in its entirety as follows:

               LOAN AGREEMENT dated as of April 29, 1994
             among CCC INFORMATION SERVICES INC., a Delaware corporation (the "Borrower"), the financial institutions party hereto as lenders (each such institution, together with any assignee thereof, a "Lender", and such institutions, together with any assignees thereof, collectively, the "Lenders") and CANADIAN IMPERIAL BANK OF
             COMMERCE, as agent for the Lenders (together with its successors in such capacity, the "Agent").

     2. AMENDMENTS TO SECTION 1. (a) The definitions of "CCCDC", "CCCDC Security Agreement", "CCCIS", "CCCIS Security Agreement" and

"Joint Venture Agreement" in Section 1 of the Agreement are hereby deleted in their entirety.

     (b) The definition of "Borrower and Borrowers" in Section 1 of the Agreement is hereby amended to read in its entirety as follows:

                    Borrower:  has the meaning assigned to
                 such term in the introduction to this
                 Agreement.

     (c) The definition of "Consolidated Working Capital" in Section 1 of the Agreement is hereby amended by adding the word "Consolidated" before the word "Current" in two places on the second line thereof.

     (d) The definition of "Security Agreement and Security Agreements" in
Section 1 of the Agreement is hereby amended to read in its entirety as follows:

               SECURITY AGREEMENT:  the CCC Information
               Services Inc. Security Agreement dated as of April 29, 1994 among the Collateral
               Agent, CCCIS and the Agent in substantially the form attached as Exhibit D to this Agreement, as amended by the First Amendment dated August 4, 1995 among the Borrower,
               InfoVest, the Lenders, the Agent and the Collateral Agent, as the same from time to time may be extended, further amended, supplemented, waived or modified and in effect.

     (e) The definition of "Servicing Agreement" in Section 1 of the Agreement is hereby amended by deleting "__" on the second line thereof and substituting in replacement thereof the number "1".
     (f) The definition of "Total Debt Service Coverage" in Section 1 of the Agreement is hereby amended by adding a comma after the word "EBITDA" on the second line thereof.

     (g) Section 1 of the Agreement is hereby amended by adding the following definitions in the proper alphabetical positions:

               AVERAGE TOTAL DEBT SERVICE COVERAGE:  as of  the end of any
     fiscal quarter of the Borrower, the     quotient obtained by dividing (I)
     EBITDA, MINUS  Capital   Expenditures, by (ii) the sum of   Consolidated
     Net Interest Expense, PLUS common or    preferred stock cash dividends, or
     any other cash      distribution in respect thereof, paid by CCCIS,   PLUS
     scheduled Term Loan installment payments     required to be made pursuant
     to Section 3.1(b)   (without giving effect to any prepayments made    with
     respect to such installment payments), PLUS       principal payments
     required to be made under     Contract Funding Agreements, each of clauses
     (i)  and (ii) to be determined for such fiscal quarter      and the three
     fiscal quarters of the Borrower    immediately preceding such fiscal
     quarter without     duplication.

               EBIT:  for any period, Consolidated Net      Income for such
     period, PLUS (i) Consolidated Net  Interest Expense for such period, PLUS
     (ii) all  charges in such period for income taxes, in each  case to the
     extent reflected in Consolidated Net    Income.

               INTEREST COVERAGE RATIO: for any period, the      quotient
     obtained by dividing (i) EBIT, PLUS, for     the Borrower's fiscal year
     ended April 30, 1995,    the amount of the provision for the settlement of
          the Red Book Litigation reflected in EBIT, by (ii)     Consolidated
     Net Interest Expense, in each case      determined for such period without
     duplication.

               RED BOOK LITIGATION:  CCC Information   Services Inc. V. Maclean
     Hunter Market Reports,   Inc. and Creative Automation Co., U.S. District
     Court - District of Connecticut Case No. 2:91 CV  264 (AHN).

     3. AMENDMENT TO SECTION 4.1. Section 4.1(b) of the Agreement is hereby amended by (1) deleting the word "Borrowers'" on the second line thereof and substituting in replacement thereof the word "Borrower's", (2) deleting the words "joint and several," on the third and fourth lines thereof and
     (3) deleting the word "any" on the penultimate line thereof and substituting in replacement thereof the word "the".

     4. AMENDMENT TO SECTION 7.1. Section 7.1 of the Agreement is hereby amended by deleting the "(a)" at the beginning of the first paragraph thereof and deleting paragraph (b) thereof in its entirety.

     5. AMENDMENT TO SECTION 7.2. Clause (i) of Section 7.2 of the Agreement is hereby amended to read in its entirety as follows:

          (i) violate any provision of any law, rule   regulation, order, writ,
     judgment, injunction,    decree, determination or award to which the
     Borrower is subject of the certificate of    incorporation or by-laws of
     the Borrower,

     6. AMENDMENT TO SECTION 7.12. Section 7.12 of the Agreement is hereby amended by deleting the words "to which such Borrower is a party" on the second and third lines thereof.

     7. AMENDMENT TO SECTION 7.13. Section 7.13 of the Agreement is hereby amended by deleting the words "to which such Borrower is a party" on the last two lines thereof.

     8. AMENDMENT TO SECTION 7.19. Section 7.19 of the Agreement is hereby amended by deleting the "(a)" at the beginning of the first paragraph thereof and deleting paragraph (b) thereof in its entirety.

     9. AMENDMENT TO SECTION 8.10. Section 8.10 of the Agreement is hereby deleted in its entirety.

     10. AMENDMENT TO SECTION 9.6. Section 9.6 of the Agreement is hereby amended by relettering paragraph (g) thereof as (j) and adding new paragraphs (g), (h) and (i) as follows:

               (g)  As soon as available, but in any event  not later than
     forty-five (45) days following the      end of each of the first three
     quarterly periods   of each fiscal year of the Borrower, ninety (90)  days
     following the end of each fiscal year of the      Borrower and forty (40)
     days following the end of     each fiscal month of the Borrower which is
     not the   last month of a fiscal quarterly period or fiscal  year, the
     monthly financial results package,      including, without limitation,
     consolidated   financial information with respect to the Borrower     and a
     written analysis by the Chief Financial      Officer or Controller of such
     financial results, substantially in the form attached hereto as Exhibit G.

               (h)  As soon as available, but in any event  not later than (x)
     August 10, 1995, the     consolidated projected balance sheets of the
     Borrower and its subsidiaries and the related     consolidated statements
     of income and cash flows
     of the Borrower and its subsidiaries for the fiscal quarter ending on
     July 31, 1995 and (y) (30) days following July 31, 1995 and October 31, 1995, the consolidated projected balance sheets of the Borrower and its subsidiaries and the related consolidated statements of income and cash
     flows     of the Borrower and its subsidiaries for the      fiscal quarter
     immediately succeeding such date.

               (i)  As soon as availavble, but in any event      not later than
     ninety (90) days after the end of  each fiscal year of the Borrower,
     beginning with      the fiscal year ending December 31, 1995, the
     consolidated projected balance sheets of the      Borrower and its
     subsidiaries and the related  consolidated statements of income and cash
     flows     of the Borrower and its subsidiaries for the      immediately
     succeeding fiscal year.

     11. AMENDMENT TO SECTION 9.14. Section 9.14 of the Agreement is hereby amended by deleting paragraph (b) thereof in its entirety and relettering paragraphs (c), (d) and (e) thereof as (b), (c) and (d), respectively.

     12. AMENDMENT TO SECTION 10.2. Section 10.2 of the Agreement is hereby amended to read in its entirety as follows:

          10.2 FINANCIAL COVENANTS.  (a) Permit the Total   Debt Service
     Coverage, as determined for any of      the three month periods ended on
     the dates set  forth below, to be less than the ratio set forth  below, to
     be less than the ratio set forth   opposite such dates:

                                             Minimum
            Three Month Period Ended          Ratio
            ------------------------         -------
               October 31, 1995               1.00
               January 31, 1996               1.40
               March 31, 1996                 1.50

          (b) Permit the Total Debt Service Coverage, as    determined for any
     fiscal quarter of the Borrower     beginning with the fiscal quarter ended
     June 30,  1996, to be less than 1.00.

          (c) Permit the Average Total Debt Service    Coverage, as determined
     for any fiscal quarter of     the Borrower set forth below, to be less than
     the  ratio set forth opposite such quarter:

                                         Minimum
          Fiscal Quarter Ended            Ratio
          --------------------           --------
          June 30, 1996                   1.40
          September 30, 1996              1.60
          December 31, 1996               1.75
          March 31, 1997                  1.85
          June 30, 1997                   1.95
          September 30, 1997              2.00
     each fiscal quarter therafter        2.00

          (d) Permit the Interest Coverage Ratio, as   determined for the
     Borrower's fiscal year ended  April 30, 1995 and for any of the three month
          periods ended on the dates set forth below, to be      less than the
     ratio set forth opposite such dates:

                                        Minimum
          Period Ended                   Ratio
          ------------                  --------

          April 30, 1995                 1.65
          July 31, 1995                  1.25
          October 31, 1995               2.00
          January 31, 1996               3.35
          March 31, 1996                 3.50

     13. AMENDMENT TO SECTION 10.5. Section 10.5 of the Agreement is hereby amended by deleting the words "to which such Borrower is a party" on the sixth line thereof.

     14. AMENDMENT TO SECTION 10.6. Section 10.6 of the Agreement is hereby amended by deleting the words "to which such Borrower is a party" on the eleventh and twelfth lines thereof.

     15. AMENDMENT TO SECTION 10.7. Section 10.7 of the Agreement is hereby amended by (1) adding the word "and" before the number "(vii)" on the thirteenth line from the end thereof, (2) adding a period after the word "InfoVest" on the eleventh line from the end therof and (3) deleting the remainder of the section in its entirety.

     16. AMENDMENT TO SECTION 10.12. Section 10.12 of the Agreement is hereby amended by (1) deleting clause (iv) thereof in its entirety,
     (2) renumbering clauses (v) and (vi) thereof as clauses (iv) and (v), respectively, (3) deleting clause (y) thereof in its entirety,
     (4) relattering clause (z) thereof as clause (y), and (5) deleting "CCCDC" in two places in the new clause (iv) and substituting in replacement thereof the words "the Borrower".

     17. AMENDMENT TO SECTION 10.13. Section 10.13 of the Agreement is hereby amended by deleting "CCCDC" on the third line from the end thereof.

     18. AMENDMENT TO SECTION 10. Section 10 of the Agreement is hereby amended by adding new Sections 10.15 and 10.16 as follows:

          10.15  RED BOOK LITIGATION.  Settle the Red Book  Litigation for an
     amount (Excluding royalty     payment to be made by the Borrower to K-III
     Corporate Communications Inc. following the settlement thereof) in excess of the amount actually received from InfoVest as a capital
     contribution specifically for the settlement of   the Red Book Litigation.

          10.16  TECH-COR AGREEMENT.  Enter into the Tech-  Cor Agreement on
     terms less favorable to the   Borrower than those described to the Lenders
     by   the Borrower in May, 1995, as such terms are      outlined in Schedule
     10.16.

     19. AMENDMENT TO SECTION 11.1. (a) Paragraph (r) of Section 11.1 of the Agreement is hereby amended to read in its entirety as follows:

          (r)  InfoVest shall not own, directly of     indirectly, 100% of the
     outstanding voting  securities of the Borrower; or

     (b) Section 11.1 of the Agreement is hereby further amended by deleting the word "or" at the end of paragraph (s) and by deleting paragraph (t) thereof in its entirety.

     20. AMENDMENT TO SECTION 14.1. Section 14.1 of the Agreement is hereby amended by deleting paragraph (b) thereof in its entirety and relettering paragraphs (c), (d) and (e) thereof as paragraphs (b), (c) and (d), respectively.

     21. AMENDMENT TO SECTION 14.15. Section 14.15 of the Agreement is hereby deleted in its entirety.

     22. AMENDMENT TO SCHEDULES. Schedule 7.6 to the Agreement is hereby amended to read as set forth in Exhibit A hereto and a new Schidule 10.16 is added to the Agreement as set forth in Exhibit B hereto.

     23. AMENDMENT TO EXHIBITS. Exhibits A, B and G of the Agreement are hereby amended to read as set forth in Exhibits C, D and E hereto.

                  III.  AMENDMENT TO THE SECURITY AGREEMENT

     1. AMENDMENT TO SCHEDULES. Schedules 1.1 and 3.1(h) of the Security Agreement are hereby amended to read as set forth in Exhibits F and G hereto.

                    IV.  AMENDMENTS TO THE GUARANTY

     1. AMENDMENT TO THE RECITALS. The firsts recital to the Guaranty is hereby amended to read in its entirety as follows:

               WHEREAS, CCC Information Services Inc. (the  "Borrower"), the
     Lenders and the Agent have    entered into a Loan Agreement dated as of
     April     29, 1994, as amended by the First Amendment dated      as of
     August 4, 1995 among the Borrower, the  Guarantor, the Lenders, the Agent
     and the   Collateral Agent (as hereinafter defined) (as     further
     modified, supplemented or amended from  time to time, the " Loan
     Agreement"), providing   for the making of Loans as contemplated therin;
     and.

     2. AMENDMENT TO SECTION 3.17. Section 3.17 of the Guaranty is hereby amended to read in its entirety as follows:

               Section 3.17  OWNERSHIP OF THE BORROWER.  The     Guarantor owns,
     directly or indirectly, 100% of    the outstanding voting securities of
     CCCIS.

     3. AMENDMENT TO SECTION 4.14. Section 4.14 of the Guaranty is hereby amended by deleting "CCCDC" on the fourth line thereof.

     4. AMENDMENT TO SECTION 4.16. Section 4.16 of the Guaranty is hereby amended to read in its entirety as follows:

               Section 4.16 CONTROL OF THE BORROWER.  Own,  directly or
     indirectly, 100% of the outstanding     voting securities of CCCIS.

     5. AMENDMENT TO ARTICLE IV. Article IV of the Guaranty is hereby amended by adding a new Section 4.18 as follows:

               Section 4.18 RED BOOK LITIGATION.  Make a    capital contribution
     to the Borrower, at the time  of the settlement of the Red Book Litigation
     or,  to the extent taht a judgment is rendered in      respect of the Red
     Book Litigation, prior to the      occurrences of the Event of Default
     described in   Section 11.1(o) of the Loan Agreement as a result      of
     such judgment, at least equal to the amoutn of    such settlement or such
     judgment, as the case may     be (excluding royalty payments to be made by
     the  Borrower to K-III Corporation Communications Inc.      following such
     settlement or such
     judgment);      PROVIDED, that, the Guarantor shall not
     be   obligated to make a capital contribution in excess     of its
     avbailable resources, as determined by the   Lenders in their reasonable
     sole discretion, at      the time of such settlement or such judgment.

     6. AMENDMENT TO SECTION 5.4. Section 5.4 of the Guaranty is hereby amended by (1) deleting clauses (v), (vi) and (viii) thereof in their entirety, (2) deleting the word "and" immediately preceding such former clause (viii), (3) renumbering clause (vii) thereof as clause (v) and (4) adding the word "and" immediately preceding such new clause (v).

     7. AMENDMENT TO SECTION 5.8. Section 5.8 of the Guaranty is hereby amended by (1) adding the word "further," after the word "provided," on the sixth line thereof and (2) deleting the words "with any funds received from CCCIS under the Servicing Agreement" on the fifth and sixth lines thereof and substituting in replacement thereof the following:

               ; PROVIDED, HOWEVER, that the Guarantor may (i) make capital contributions to the Borrower, (ii) before the Guarantor has made capital contributions to the Borrower in accordance with
               Section 4.18, make Capital Expenditures or advances, loans, extension of credit or capital contributions to, or purchase any stock, bonds, notes, debentures, or other securities of, or make any other investments in, any Person so long as the aggregate amount thereof outstanding at any one time does not exceed $100,000, (iii) make Permitted Investments, and (iv) extend credit to the Borrower in connection with the Servicing Agreement on terms no less favorable than the terms the Guarantor would provide to unaffiliated third parties; PROVIDED, FURTHER, that, after the Guarantor has made capital contributions to the Borrower in accordance with Section 4.18, the Guarantor may make Capital Expenditures or advances, loans, extension of credit or capital contributions to, or purchase any stock, bonds, notes, debentures, or other securities of, or make any other investments in, any Person with funds other than funds received from the Borrower under the Servicing Agreement; PROVIDED further, that the Guarantor may use the funds received from the Borrower under the Servicing Agreement to make Permitted Investments.

          8. AMENDMENT TO SECTION 5.9 . Section 5.9 of the Guaranty is hereby amended by (1) adding the word "FURTHER," after the word "PROVIDED," on the sixth line thereof and (2) deleting the words "with any funds received from CCCIS under the Servicing Agreement" on the fifth and sixth lines thereof and substituting in replacement thereof the following:


                ; PROVIDED, that, after the Guarantor has made capital
               contributions to the Borrower in accordance with Section 4.18, the Guarantor may enter into any such transactions with White River or any affiliate listed on Schedule 5.9-A with funds other than funds received from the Borrower under the Servicing Agreement

          9. AMENDMENT TO SECTION 5.10. Section 5.10 of the Guaranty is hereby amended by deleting the words "with any funds received from CCCIS under the Servicing Agreement" on the fifth and sixth lines thereof and substituting in replacement thereof the following:

               ; PROVIDED, that, after the Guarantor has made capital contributions to the Borrower in accordance with Section 4.18, the Guarantor may make or maintain any such acquisition or enter into any such joint venture or economic equity partnership with funds other than funds received from the Borrower under the Servicing Agreement

          10. AMENDMENT TO SCHEDULES. Schedule 3.6 and 5.9-A of the Guaranty are hereby amended to read as set forth in Exhibits H and I hereto.

                               V.  REPRESENTATIONS AND WARRANTIES

          1. Each of the Borrower and InfoVest hereby repeats and reaffirms, with respect to itself, at the Amendment Effective Date and as of the date hereof the representations and warranties of the Borrower and InfoVest contained in the Loan Documents, the Pledge Agreement and the Guaranty with the same force and effect as though such representations and warranties had been made as of the Amendment Effective Date; PROVIDED, that all references in such representations and warranties to the Agreement, the Security Agreement and the Guaranty shall, at the Amendment Effective Date, refer to the Agreement, the Security Agreement and the Guaranty as amended by this Amendment.

          2. Each of the Borrower and InfoVest represents and warrants, with respect to itself, that:

          (a) It has all requisite corporate power and authority to execute and deliver this Amendment and the documents to be delivered in connection herewith.

          (b) The execution and delivery of this Amendment and the documents to be delivered in connection herewith have been duly authorized by all necessary corporate action on its part and do not and will not (i) violate any provision of any law, rule, regulation, order, writ, judgment, injunction, decree, determination or award to which it is subject or of its certificate of incorporation or by-laws, (ii) result in a breach of or constitute a default under any indenture or loan or credit agreement or any other agreement, lease or instrument to which it is a party or by which it or any of its properties is bound or (iii) result in, or require, the creation or imposition of any mortgage, deed of trust, assignment, pledge, lien, security interest or other charge or encumbrance of any nature upon or with respect to any of its properties, except as otherwise provided by the Security Agreement or the Pledge Agreement; nor is it in default under any such law, rule, regulation (other than those laws, rules, or regulations the violation of which would not have a material adverse effect on its business, operations, property or financial or other condition or that of any of its subsidiaries or impair the Assigned Collateral, the Pledged Collateral or the Lenders' or the Agent's rights to exercise their remedies upon an Event of Default), order, writ, judgment, injunction, decree, determination or award to which it is subject or any such indenture, agreement, lease or instrument to which it is a party (by successor in interest or otherwise) or by which any of the properties owned by it or used in the conduct of its business is affected ( other than those indentures, agreements, leases or instruments which, in the aggregate, involve future payment or receipt of less than $500,000).

          (c) Other than those which have been obtained and are in full force and effect, no authorization, consent, approval, license, exemption of or filing or registration with any commission, board, bureau, agency or instrumentality, is or will be necessary to the valid execution and delivery by it of this Amendment or the documents delivered in connection herewith.

          (d) Neither it nor any of its subsidiaries is subject to regulation under the Investment Company Act of 1940, as amended, or under any other federal or state statute or regulation which limits its ability to consummate the transactions contemplated by this Amendment.

          (e) This amendment and each of the documents delivered in connection herewith are legal, valid and binding obligations, enforceable against it in accordance with their respective terms.

                        VI.  CONDITIONS PRECEDENT

          The occurrence of the Amendment Effective Date shall be subject to the following conditions precedent, each dated such date, and in form, scope and substance, satisfactory to the Agent and the Lenders:

          1. The Agent and Lenders shall have received an executed Amendment.

          2. Each Lender shall have received, in substitution and exchange for the existing Master Note and Term Note payable to such Lender, an executed Master Note and Term Note payable to such Lender, in substantially the form of Exhibits A and B, respectively, to the Agreement, with the outstanding Loans and Term Loans noted on the respective schedules attached thereto.

          3.  The Agent and the Lenders shall have received:

          (a) the favorable written opinion of Winston & Strawn, special counsel to the Borrower, addressed to the Agent and the Lenders;

          (b) the favorable written opinion of Winston & Strawn, special counsel to the InfoVest, addressed to the Agent and the Lenders; and

          (c) such other opinions as may be reasonably requested by the Agent and the Lenders or counsel for the Agent and the Lenders.

          4. The Agent and the Lenders shall have received a certificate of the Secretary or Assistant Secretary and President or Chief Financial Officer of the Borrower and of InfoVest substantially in the form attached hereto as Exhibit J.

          5. The Agent and the Lenders shall have received evidence of such filings of financing statements and assignments or notices of assignments in such jurisdictions as the Agent or any Lender may deem necessary or appropriate in order to perfect the Collateral Agent's first priority security interest in the Assigned Collateral located in the State of Illinois.

          6. The Agent and the Lenders shall have received evidence of the dissolution of CCC Development Company.

          7. The Agent and the Lenders shall have received such other documents as the Agent or any Lender or counsel for the Agent or any Lender may reasonably request.

                           VII.  MISCELLANEOUS


          1. AGREEMENTS TO REMAIN IN FULL FORCE AND EFFECT. The Borrower, InfoVest, the Lenders, the Agent and the Collateral Agent hereby agree that the Agreement, the Security Agreement and the Guaranty shall be amended as set forth in this Amendment as of the Amendment Effective Date, and, except as amended hereby, the Agreement, the Security Agreement and the Guaranty shall remain in full force and effect is hereby ratified, adopted and confirmed in all respects; PROVIDED, that all references in the Agreement, the Security Agreement and the Guaranty to (i) "the Borrowers", "related Borrower", "a Borrower", "such Borrower", "each Borrower", "each of the Borrowers", "either Borrower", "any Borrower", "other Borrower", or "CCCIS" shall be deemed to be "the Borrower", and (ii) "the CCCIS Security Agreement" or "the Security Agreements" shall be deemed to be the "Security Agreement". All references to the Agreement, the Security Agreement or the Guaranty in any other agreement or document shall hereafter be deemed to refer to the Agreement, the Security Agreement or the Guaranty, as the case may be, as amended hereby.

          2. CCCDC SECURITY AGREEMENT. Notwithstanding the provisions of the CCC Development Company Security Agreement dated as of April 29, 1994 ("CCCDC Agreement") among CCC Development Company, the Agent and the Collateral Agent, the CCCDC Agreement shall terminate, and the form of the CCCDC Agreement attached as Exhibit G to the Agreement shall be removed as an exhibit hereto, as of the Amendment Effective Date.

          3. EXECUTION IN COUNTERPARTS. This Amendment may be executed in any number of counterparts and by different parties hereto on separate counterparts, when so executed and delivered, shall be deemed to be an original, and all of which counterparts, when taken together, shall constitute but one and the same Amendment.

          4. GOVERNING LAW. THIS AMENDMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

          5. SEVERABILITY OF PROVISIONS. Any provision of this Amendment which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof or affecting the ability or enforceability of such provision in any other jurisdiction.

          6. CAPTIONS . The captions in this Amendment are for convenience of reference only and shall not define or limit any of the terms or provisions hereof.

          7. WAIVER. The Lenders and the Agent hereby waive, until the close of business of the fifth Business Day after the receipt of the Borrower of a fully-executed copy of this Amendment, the Events of Default under Sections 11.1(e) and 11.1(q) of the Agreement which arise as a result of the failure of each of the Borrower and InfoVest to deliver its annual audited report for its fiscal year ended April 30, 1995 at the time required by
Section 9.6(a) of the Agreement and Section 4.6(a) of the Guaranty, respectively. By so waiving such Events of Default, however, the Lenders and the Agent shall not be deemed to have waived their right to indemnity under the Agreement or the Guaranty for any liability, loss, claim, damage, penalty, cause of action, suit, cost or expense (including, without limitation, attorneys' fees and expenses) or judgment of any nature which arises from the failure of the Borrower of InfoVest to deliver such annual audited reports at the time required under the Agreement or the Guaranty, as the case may be.
 The failure of the Borrower of InfoVest to deliver such annual audited reports by the close of business on the fifth Business Day after the receipt by the Borrower of a fully-executed copy of this Amendment shall constitute an immediate Event of Default under the Agreement, giving the Lenders and the Agent all of the rights and remedies as set forth therein. The waiver contained in this paragraph shall be limited precisely as written and shall not be deemed to be a waiver of any other provision of the Agreement or the Guaranty.